UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2026

IB Acquisition Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-41988	85-2946784
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 N Federal Highway, Suite 215

Boca Raton, FL 33432

(Address of principal executive offices) (Zip Code)

(214) 687-0020

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	IBAC	The NASDAQ Stock Market LLC
Rights, each entitling the holder to receive one-twentieth of one share of common stock	IBACR	The NASDAQ Stock Market LLC

Item 1.01	Entry into a Material Definitive Agreement.

As approved by the Company’s stockholders at a special meeting held on March 25, 2026 (the “Special Meeting”), on March 25, 2026, IB Acquisition Corp. (the “Company”) entered into Amendment No. 2 (the “Trust Amendment”) to the Investment Management Trust Agreement, dated as of March 25, 2024, with Continental Stock Transfer & Trust Company, as trustee (the “Trustee”).

Pursuant to the Amendment, Section 1(i) of the Trust Agreement was amended and restated to authorize the Company to extend the deadline by which it must consummate its initial business combination by an additional six (6) months from March 28, 2026 to September 28, 2026. If the Company fails to complete a business combination by the later of September 28, 2026, or such later date as may be approved by the Company’s stockholders in accordance with its amended and restated articles of incorporation, the Trust Account will be liquidated in accordance with the procedures set forth in the Trust Amendment. The Trust Amendment further provides that no amounts will be deducted from the Trust Account to pay dissolution expenses.

Additionally, Exhibit B to the Trust Agreement, relating to the Termination Letter, was amended and restated to reflect the updated date by which the Company must consummate a business combination.

All other provisions of the Trust Agreement remain unaffected by the Amendment.

The foregoing description of the Trust Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 2 to the Investment Management Trust Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As approved by the Company’s stockholders at the Special Meeting, the Company adopted a Second Amendment to its Amended and Restated Articles of Incorporation (the “Extension Amendment”). The Extension Amendment, among other things, (i) extends the date by which the Company must consummate its initial business combination to September 28, 2026 or such later date as may be approved by the Company’s stockholders in accordance with its amended and restated articles of incorporation; (ii) provides that, prior to the earliest of the completion of a business combination, the redemption of 100% of the Offering Shares if the Company is unable to complete its initial Business Combination by September 28, 2026, and the redemption of shares in connection with a vote seeking to amend any provisions of the Company’s Amended and Restated Articles relating to stockholders’ rights or any pre-initial Business Combination activity, funds in the Company’s trust account will not be released, other than interest to pay franchise and income taxes; (iii) sets forth the redemption and liquidation procedures if the Company does not consummate a business combination by the September 28, 2026; and (iv) provides public stockholders with the right to redeem their shares in connection with any amendment that modifies the substance or timing of the Company’s obligation to redeem 100% of the public shares if it has not consummated a business combination by September 28, 2026, or with respect to other material pre-business combination provisions, subject to the applicable redemption limitation.

The foregoing description of the Extension Amendment is a summary only and is qualified in its entirety by reference to the full text of the Second Amendment to the Amended and Restated Articles of Incorporation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
3.1	Second Amendment to the Amended and Restated Articles of Incorporation
10.1	Amendment No. 2 to the Investment Management Trust Agreement
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IB Acquisition Corp.

Date: March 27, 2026	By:	/s/ Al Lopez
Al Lopez
Chief Executive Officer